Exhibit 99.1

Artiva Biotherapeutics Reports Third Quarter 2024 Financial Results and Recent Business Highlights

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Expanded Board of Directors with appointment of Dr. Alison Moore bringing cell therapy and manufacturing expertise to advance AlloNK® in autoimmune diseases
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Initial data for AlloNK® in autoimmune indications expected H1 2025
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Robust balance sheet with cash, cash equivalents and investments of $199.6 million as of September 30, 2024, is expected to fund operations at least through end of 2026

SAN DIEGO, November 12, 2024 -- Artiva Biotherapeutics, Inc. (Nasdaq: ARTV) (Artiva), a clinical-stage biotechnology company whose mission is to develop effective, safe, and accessible cell therapies for patients with devastating autoimmune diseases and cancers, today announced financial results for the third quarter ended September 30, 2024, and highlighted recent progress.

“As AlloNK® advances in the clinic, we were pleased to expand our Board of Directors with the appointment of Dr. Alison Moore, an experienced executive in manufacturing and technical operations in allogenic cell therapies,” said Fred Aslan, M.D., CEO of Artiva. “We remain focused on generating clinical data and strengthening Artiva’s talent in autoimmune disease and cell therapy across the organization as we prepare for this next stage of growth.”

Recent Business Highlights

Corporate and Financial Updates

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Expanded Board of Directors: In October 2024, Artiva appointed Alison Moore, Ph.D., as an independent member of its Board of Directors. Dr. Moore brings over 25 years of executive experience in the biotechnology and pharmaceutical industry, including an extensive background in cell therapy manufacturing. She currently serves as Chief Technical Officer (CTO) of Codexis Inc., a leading enzyme engineering company, and was the former CTO of Allogene Therapeutics, a pioneering clinical-stage company advancing CAR T-cell therapies.
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Completed upsized $179.0 Million initial public offering: In July 2024, Artiva sold 14,920,000 shares of its common stock, including partial exercise of the overallotment option, at a public offering price of $12.00 per share, for gross proceeds of $179.0 million.

AlloNK® Clinical Updates

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In August 2024, Artiva announced the treatment of its first patient was initiated in an investigator-initiated basket trial (IIT) assessing the safety, tolerability, and clinical activity of AlloNK® (AB-101) in combination with rituximab in patients with rheumatoid arthritis, pemphigus vulgaris, granulomatosis with polyangiitis/microscopic polyangiitis, and systemic lupus erythematosus (SLE). The trial is being conducted by Integral Rheumatology & Immunology Specialists, a community rheumatology clinic, demonstrating the potential to bring AlloNK® to patients in a community setting in addition to academic and transplant centers.
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AlloNK® is also in clinical evaluation in combination with rituximab or obinutuzumab in an Artiva sponsored Phase 1/1b trial for treatment of SLE, for patients with or without lupus nephritis.
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Initial data for AlloNK® in autoimmune indications from the Phase 1/1b trial or the basket IIT expected in the first half of 2025.

Third Quarter 2024 Financial Results

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Cash, Cash Equivalents and Investments. As of September 30, 2024, Artiva had cash, cash equivalents, and investments of $199.6 million. This includes $179.0 million in gross proceeds from Artiva’s completed initial public offering in July 2024 in which it sold 14,920,000 shares of its common stock, including partial exercise of the overallotment option. Existing cash, cash equivalents, and investments as of September 30, 2024, are expected to fund operations at least through the end of 2026 and through key clinical data milestones.
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Collaboration Revenue. Collaboration revenue was $0 for the three months ended September 30, 2024, compared to $26.7 million for the three months ended September 30, 2023. Revenues in 2023 were related to the Merck Sharpe & Dohme Corp. collaboration which was terminated in October 2023.
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Research and Development Expenses. Research and development expenses were $13.5 million for the three months ended September 30, 2024, compared to $13.1 million for the three months ended September 30, 2023.

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General and Administrative Expenses. General and administrative expenses were $4.8 million for the three months ended September 30, 2024, compared to $2.8 million for the three months ended September 30, 2023.
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Other Income (Expense), net. Other income (expense), net, was $0.9 million for the three months ended September 30, 2024, compared to other income (expense), net, of $0.5 million for the three months ended September 30, 2023.
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Net Income (Loss). Net loss totaled $17.5 million for the three months ending September 30, 2024, as compared to net income of $11.3 million for the three months ending September 30, 2023, with non-cash stock-based compensation expense of $1.9 million and $1.4 million for the three months ended September 30, 2024 and 2023, respectively.

About Artiva Biotherapeutics

Artiva is a clinical-stage biotechnology company whose mission is to develop effective, safe and accessible cell therapies for patients with devastating autoimmune diseases and cancers. Artiva’s lead program, AlloNK®, is an allogeneic, off-the-shelf, non-genetically modified, cryopreserved NK cell therapy candidate designed to enhance the antibody-dependent cellular cytotoxicity effect of monoclonal antibodies to drive B-cell depletion. AlloNK® is currently in clinical trials for treatment of systemic lupus erythematosus, for patients with or without lupus nephritis, and in an investigator-initiated basket trial in multiple autoimmune indications. Artiva’s pipeline also includes CAR-NK candidates targeting both solid and hematologic cancers. Artiva was founded in 2019 as a spin out of GC Cell, formerly GC Lab Cell Corporation, a leading healthcare company in the Republic of Korea, pursuant to a strategic partnership granting Artiva exclusive worldwide rights (excluding Asia, Australia and New Zealand) to GC Cell’s NK cell manufacturing technology and programs.

Artiva is headquartered in San Diego, California. For more information, please visit www.artivabio.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not statements of historical fact are forward-looking statements. Such forward-looking statements include, without limitation, statements regarding: expectations of Artiva Biotherapeutics, Inc. (the “Company”) regarding the potential benefits, accessibility, effectiveness and safety of AlloNK®; the Company’s ability to advance AlloNK® in autoimmune disease; the Company’s expectations regarding timing and availability of data from the Phase 1/1b trial or the IIT; and the Company’s future results of operations and financial position, including cash runway. These forward-looking statements are based on the beliefs of the management of the Company as well as assumptions made by and information currently available to the Company. Such statements reflect the current views of the Company with respect to future events and are subject to known and unknown risks and uncertainties. In light of these risks and uncertainties, the events or circumstances referred to in the forward-looking statements may not occur. These and other factors that may cause the Company’s actual results to differ from current expectations are discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the section titled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this press release is given. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Artiva Biotherapeutics, Inc.

Condensed Balance Sheets

(unaudited)

(in thousands)

	September 30, 2024	December 31, 2023
Assets
Cash, cash equivalents and investments	$199,597	$76,971
Property and equipment, net	6,857	8,096
Operating and financing lease right-of-use assets	14,652	16,547
Other assets	4,490	3,500
Total assets	$225,596	$105,114
Liabilities, convertible preferred stock, and stockholders' equity (deficit)
Accounts payable and accrued expenses	$9,559	$8,631
Operating and financing lease liabilities	14,968	16,912
Simple agreements for future equity (SAFEs)	—	25,100
Other liabilities	73	73
Total liabilities	24,600	50,716
Convertible preferred stock	—	216,413
Stockholders' equity (deficit)	200,996	(162,015)
Total liabilities, convertible preferred stock, and stockholders' equity (deficit)	$225,596	$105,114

Artiva Biotherapeutics, Inc.

Condensed Statements of Operation and Comprehensive Income (Loss)

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue
Collaboration revenue	$—	$26,656	$—	$31,142
License and development support revenue	—	—	251	—
Total revenue	—	26,656	251	31,142
Operating expenses:
Research and development	13,524	13,065	37,011	39,098
General and administrative	4,811	2,780	12,255	10,745
Total operating expenses	18,335	15,845	49,266	49,843
Income (loss) from operations	(18,335)	10,811	(49,015)	(18,701)
Other income (expense)
Interest income	1,846	418	3,172	1,952
Change in fair value of SAFEs	(977)	—	(3,597)	—
Other income (expense), net	(6)	50	162	27
Total other income (expense)	863	468	(263)	1,979
Net income (loss)	$(17,472)	$11,279	$(49,278)	$(16,722)
Net income (loss) per share, basic	$(0.92)	$13.98	$(7.16)	$(20.89)
Net income (loss) per share, diluted	$(0.92)	$1.62	$(7.16)	$(20.89)
Weighted-average common shares outstanding, basic	18,896,829	806,714	6,883,271	800,541
Weighted-average common shares outstanding, diluted	18,896,829	6,967,099	6,883,271	800,541
Comprehensive income (loss):
Net income (loss)	$(17,472)	$11,279	$(49,278)	$(16,722)
Other comprehensive income	217	144	30	271
Comprehensive income (loss)	$(17,255)	$11,423	$(49,248)	$(16,451)

Contacts

Investors: Neha Krishnamohan, Artiva Biotherapeutics, ir@artivabio.com

Media: Jessica Yingling, Ph.D., Little Dog Communications Inc., jessica@litldog.com, +1.858.344.8091

Source: Artiva Biotherapeutics, Inc.